Exhibit 13.2

I, Robert Chang, certify that:

1.	This annual report on Form 20-F of the Newegg Commerce, Inc. (the “Company”) for the year ended December 31, 2023, (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Chang
Robert Chang
Chief Financial Officer

Date: April 24, 2024